UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 17, 2020
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

The Securities and Exchange Commission (the “SEC”) has issued an Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) pandemic. Due to COVID-19, Steven Madden, Ltd. (the “Company,” “we,” “us,” or “our”) is filing this Current Report on Form 8-K to report that it is postponing the filing date of its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2020 (the “First Quarter Report”) in reliance on the Order. We expect to file the First Quarter Report no later than 45 days after May 11, 2020.

We have experienced significant disruptions to our business and operations as a result of the COVID-19 pandemic. In particular, we have furloughed a majority of our employees, including a portion of our finance staff, and remaining personnel are working remotely. In addition, we rely on several third parties to perform analyses related to the preparation of our financial statements, and those third parties have also experienced disruptions to their operations due to COVID-19. Accordingly, we are relying on the Order to postpone the filing of our First Quarter Report to provide us with additional time to develop and process our financial information as well as prepare additional required disclosures related to COVID-19.

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

(a)                    We are supplementing the risk factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission, as follows:

The COVID-19 pandemic has adversely affected, and we expect it to continue to adversely affect, our business, financial condition, cash flow and results of operations.

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic; the president of the United States declared the pandemic a national emergency; and the governors of most states imposed measures to reduce the spread of COVID-19, including orders to close most non-essential businesses. In response, we have temporarily closed all our retail stores, and most of our wholesale customers have temporarily closed all their retail stores, resulting in a sharp decline in our revenue. We are unable to predict the duration of the COVID-19 pandemic or how it will affect our or our wholesale customers’ business operations after it is contained. The overall impact of the COVID-19 pandemic to our business, financial condition, cash flow and results of operations is, therefore, highly uncertain. For example, if any of our major wholesale customers or a significant portion of our wholesale customers fail to return to normal operations, our revenue could decline, which could have a material adverse effect on our business, financial condition and results of operations.

(b)                    We issued a press release on April 17, 2020, announcing that we will be holding a conference call to review our first quarter 2020 financial results on May 28, 2020. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release, dated April 17, 2020, issued by Steven Madden, Ltd.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2020

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer